Exhibit 99.1
PCB Bancorp Reports Earnings for Q4 2024 and Full Year 2024
Los Angeles, California - January 30, 2025 - PCB Bancorp (the “Company”) (NASDAQ: PCB), the holding company of PCB Bank (the “Bank”), today reported net income available to common shareholders of $6.7 million, or $0.46 per diluted common share, for the fourth quarter of 2024, compared with $7.5 million, or $0.52 per diluted common share, for the previous quarter and $5.9 million, or $0.41 per diluted common share, for the year-ago quarter. For 2024, net income available to common shareholders was $25.0 million, or $1.74 per diluted common share, compared with $30.7 million, or $2.12 per diluted common share, for the previous year.
Q4 2024 and Full Year Highlights
•Net income available to common shareholders totaled $6.7 million, or $0.46 per diluted common share, for the current quarter and $25.0 million, or $1.74 per diluted common share, for the current year;
•Provision for credit losses was $2.0 million for the current quarter compared with $50 thousand for the previous quarter and $1.7 million for the year-ago quarter. For the current year, provision (reversal) for credit losses was $3.4 million compared with $(132) thousand for the previous year;
•Allowance for Credit Losses (“ACL”) on loans to loans held-for-investment ratio was 1.16% at December 31, 2024 compared with 1.17% at September 30, 2024 and 1.19% at December 31, 2023;
•Net interest income was $23.2 million for the current quarter compared with $22.7 million for the previous quarter and $21.9 million for the year-ago quarter. Net interest margin was 3.18% for the current quarter compared with 3.25% for the previous quarter and 3.40% for the year-ago quarter. For the current year, net interest income and net interest margin were $88.6 million and 3.17%, respectively, compared with $88.5 million and 3.57%, respectively, for the previous year;
•Gain on sale of loans was $1.2 million for the current quarter compared with $750 thousand for the previous quarter and $803 thousand for the year-ago quarter. For the current year, gain on sale of loans was $3.8 million compared with $3.6 million for the previous year;
•Total assets were $3.06 billion at December 31, 2024, an increase of $174.1 million, or 6.0%, from $2.89 billion at September 30, 2024 and an increase of $274.5 million, or 9.8%, from $2.79 billion at December 31, 2023;
•Loans held-for-investment were $2.63 billion at December 31, 2024, an increase of $163.2 million, or 6.6%, from $2.47 billion at September 30, 2024 and an increase of $305.9 million, or 13.2%, from $2.32 billion at December 31, 2023; and
•Total deposits were $2.62 billion at December 31, 2024, an increase of $156.1 million, or 6.3%, from $2.46 billion at September 30, 2024 and an increase of $264.2 million, or 11.2%, from $2.35 billion at December 31, 2023.
Henry Kim, President and CEO, commented, “Over the past few weeks, we are saddened by the unspeakable devastation caused by the wildfires in Southern California. We are currently in the process of determining the overall impact on our customers. Fortunately, our assessment of the current situation does not indicate any significant losses to any of our customers at this time.”
Mr. Kim continued, “Our strong fourth quarter results reflect strong loan growth combined with another solid credit metrics. Additionally, we successfully maintained an efficiency ratio of 53% for the quarter that was primarily driven by our bank-wide cost saving measures and ongoing branch network optimizations.”
“During the past couple of years, we made significant steps in strengthening our balance sheet and core earnings capacity. As we look ahead in 2025 and beyond, we believe we are well positioned to generate further growth in balance sheet, continue to operate efficiently while expanding our branch network, and expand profitability to create ongoing value for our shareholders.”

Financial Highlights (Unaudited)

($ in thousands, except per share data)	Three Months Ended					Year Ended
	12/31/2024	9/30/2024	% Change	12/31/2023	% Change	12/31/2024	12/31/2023	% Change
Net income	$7,030	$7,814	(10.0)%	$5,908	19.0%	$25,810	$30,705	(15.9)%
Net income available to common shareholders	$6,684	$7,468	(10.5)%	$5,908	13.1%	$24,976	$30,705	(18.7)%
Diluted earnings per common share	$0.46	$0.52	(11.5)%	$0.41	12.2%	$1.74	$2.12	(17.9)%

Net interest income	$23,164	$22,719	2.0%	$21,924	5.7%	$88,617	$88,504	0.1%
Provision (reversal) for credit losses	2,002	50	3,904.0%	1,698	17.9%	3,401	(132)	NM
Noninterest income	3,043	2,620	16.1%	2,503	21.6%	11,093	10,683	3.8%
Noninterest expense	13,894	14,602	(4.8)%	14,469	(4.0)%	60,023	56,057	7.1%

Return on average assets (1)	0.94%	1.08%		0.89%		0.90%	1.20%
Return on average shareholders’ equity (1)	7.69%	8.70%		6.82%		7.26%	9.02%
Return on average tangible common equity (“TCE”) (1),(2)	9.02%	10.31%		8.54%		8.72%	11.31%
Net interest margin (1)	3.18%	3.25%		3.40%		3.17%	3.57%
Efficiency ratio (3)	53.02%	57.63%		59.23%		60.20%	56.52%

($ in thousands, except per share data)	12/31/2024	9/30/2024	% Change	12/31/2023	% Change
Total assets	$3,063,971	$2,889,833	6.0%	$2,789,506	9.8%
Net loans held-for-investment	2,598,759	2,437,244	6.6%	2,295,919	13.2%
Total deposits	2,615,791	2,459,682	6.3%	2,351,612	11.2%
Book value per common share (4)	$25.30	$25.39		$24.46
TCE per common share (2)	$20.49	$20.55		$19.62
Tier 1 leverage ratio (consolidated)	12.45%	12.79%		13.43%
Total shareholders’ equity to total assets	11.87%	12.54%		12.51%
TCE to total assets (2), (5)	9.62%	10.14%		10.03%

(1)Ratios are presented on an annualized basis.
(2)Non-GAAP. See “Non-GAAP Measures” for reconciliation of this measure to its most comparable GAAP measure.
(3)Calculated by dividing noninterest expense by the sum of net interest income and noninterest income.
(4)Calculated by dividing total shareholders’ equity by the number of outstanding common shares.
(5)The Company did not have any intangible asset component for the presented periods.

Result of Operations (Unaudited)
Net Interest Income and Net Interest Margin
The following table presents the components of net interest income for the periods indicated:

	Three Months Ended					Year Ended
($ in thousands)	12/31/2024	9/30/2024	% Change	12/31/2023	% Change	12/31/2024	12/31/2023	% Change
Interest income/expense on
Loans	$42,309	$42,115	0.5%	$37,189	13.8%	$164,301	$136,029	20.8%
Investment securities	1,388	1,384	0.3%	1,271	9.2%	5,328	4,679	13.9%
Other interest-earning assets	2,622	2,499	4.9%	2,491	5.3%	11,188	10,469	6.9%
Total interest-earning assets	46,319	45,998	0.7%	40,951	13.1%	180,817	151,177	19.6%
Interest-bearing deposits	22,927	23,057	(0.6)%	18,728	22.4%	90,487	62,165	45.6%
Borrowings	228	222	2.7%	299	(23.7)%	1,713	508	237.2%
Total interest-bearing liabilities	23,155	23,279	(0.5)%	19,027	21.7%	92,200	62,673	47.1%
Net interest income	$23,164	$22,719	2.0%	$21,924	5.7%	$88,617	$88,504	0.1%
Average balance of
Loans	$2,538,310	$2,456,015	3.4%	$2,242,457	13.2%	$2,445,080	$2,137,851	14.4%
Investment securities	147,943	147,528	0.3%	139,227	6.3%	144,455	140,596	2.7%
Other interest-earning assets	207,234	175,711	17.9%	175,336	18.2%	203,279	198,809	2.2%
Total interest-earning assets	$2,893,487	$2,779,254	4.1%	$2,557,020	13.2%	$2,792,814	$2,477,256	12.7%
Interest-bearing deposits	$1,986,901	$1,893,006	5.0%	$1,650,132	20.4%	$1,892,944	$1,538,234	23.1%
Borrowings	17,946	15,848	13.2%	21,000	(14.5)%	31,033	9,192	237.6%
Total interest-bearing liabilities	$2,004,847	$1,908,854	5.0%	$1,671,132	20.0%	$1,923,977	$1,547,426	24.3%
Total funding (1)	$2,548,818	$2,443,615	4.3%	$2,249,026	13.3%	$2,463,240	$2,177,200	13.1%
Annualized average yield/cost of
Loans	6.63%	6.82%		6.58%		6.72%	6.36%
Investment securities	3.73%	3.73%		3.62%		3.69%	3.33%
Other interest-earning assets	5.03%	5.66%		5.64%		5.50%	5.27%
Total interest-earning assets	6.37%	6.58%		6.35%		6.47%	6.10%
Interest-bearing deposits	4.59%	4.85%		4.50%		4.78%	4.04%
Borrowings	5.05%	5.57%		5.65%		5.52%	5.53%
Total interest-bearing liabilities	4.59%	4.85%		4.52%		4.79%	4.05%
Net interest margin	3.18%	3.25%		3.40%		3.17%	3.57%
Cost of total funding (1)	3.61%	3.79%		3.36%		3.74%	2.88%
Supplementary information
Net accretion of discount on loans	$645	$773	(16.6)%	$806	(20.0)%	$2,782	$3,003	(7.4)%
Net amortization of deferred loan fees	$295	$246	19.9%	$449	(34.3)%	$1,214	$1,097	10.7%

(1)Total funding is the sum of interest-bearing liabilities and noninterest-bearing deposits. The cost of total funding is calculated as annualized total interest expense divided by average total funding.

Loans. The decrease in average yield for the current quarter compared with the previous quarter was primarily due to a decrease in market rates. The Federal Open Market Committee decreased the Fed Funds rate by 50 bps, 25bps, and 25bps on September 18, November 7, and December 18, 2024, respectively. The increase for the current year was primarily due to increases in average interest rates on loans and net amortization of deferred loan fees, partially offset by the decrease in market interest rates during the second half of 2024.
The following table presents a composition of total loans by interest rate type accompanied with the weighted-average contractual rates as of the dates indicated:

	12/31/2024		9/30/2024		12/31/2023
	% to Total Loans	Weighted-Average Contractual Rate	% to Total Loans	Weighted-Average Contractual Rate	% to Total Loans	Weighted-Average Contractual Rate
Fixed rate loans	17.4%	5.23%	18.3%	5.06%	21.2%	4.86%
Hybrid rate loans	37.3%	5.27%	37.6%	5.14%	39.0%	4.93%
Variable rate loans	45.3%	7.63%	44.1%	8.10%	39.8%	8.51%

Investment Securities. The increases in average yield for the current quarter and year compared with the same periods of 2023 were primarily due to higher yields on newly purchased investment securities and a decrease in net amortization of premium.
Other Interest-Earning Assets. The decrease in average yield for the current quarter compared with the previous and year-ago quarters was primarily due to a decrease in average interest rate on cash held at the Federal Reserve Bank (“FRB”), partially offset by an increase in dividends received on Federal Home Loan Bank (“FHLB”) stock. The increase for the current year was primarily due to increases in average interest rate on cash held at the FRB and dividends received on FHLB stock.
Interest-Bearing Deposits. The decrease in average cost for the current quarter compared with the previous was primarily due to a decrease in market rates. The increases in average cost for the current quarter and year compared with the same periods of 2023 were primarily due to increases in market rates throughout 2024.
Provision (Reversal) for Credit Losses
The following table presents a composition of provision (reversal) for credit losses for the periods indicated:

	Three Months Ended					Year Ended
($ in thousands)	12/31/2024	9/30/2024	% Change	12/31/2023	% Change	12/31/2024	12/31/2023	% Change
Provision for credit losses on loans	$2,044	$193	959.1%	$1,935	5.6%	$3,488	$497	601.8%
Reversal for credit losses on off-balance sheet credit exposure	(42)	(143)	(70.6)%	(237)	(82.3)%	(87)	(629)	(86.2)%
Total provision (reversal) for credit losses	$2,002	$50	3,904.0%	$1,698	17.9%	$3,401	$(132)	NM

The provision for credit losses on loans for the current quarter was primarily due to an increase in loans held-for-investment.

Noninterest Income
The following table presents the components of noninterest income for the periods indicated:

	Three Months Ended					Year Ended
($ in thousands)	12/31/2024	9/30/2024	% Change	12/31/2023	% Change	12/31/2024	12/31/2023	% Change
Gain on sale of loans	$1,161	$750	54.8%	$803	44.6%	$3,752	$3,570	5.1%
Service charges and fees on deposits	404	399	1.3%	391	3.3%	1,545	1,475	4.7%
Loan servicing income	861	786	9.5%	751	14.6%	3,365	3,330	1.1%
Bank-owned life insurance income	246	239	2.9%	202	21.8%	949	753	26.0%
Other income	371	446	(16.8)%	356	4.2%	1,482	1,555	(4.7)%
Total noninterest income	$3,043	$2,620	16.1%	$2,503	21.6%	$11,093	$10,683	3.8%

Gain on Sale of Loans. The following table presents information on gain on sale of loans for the periods indicated:

	Three Months Ended					Year Ended
($ in thousands)	12/31/2024	9/30/2024	% Change	12/31/2023	% Change	12/31/2024	12/31/2023	% Change
Gain on sale of SBA loans
Sold loan balance	$24,518	$13,506	81.5%	$20,751	18.2%	$71,057	$82,343	(13.7)%
Premium received	1,910	1,185	61.2%	1,250	52.8%	5,747	5,612	2.4%
Gain recognized	1,161	750	54.8%	803	44.6%	3,752	3,570	5.1%
Gain on sale of residential mortgage loans
Sold loan balance	$—	$676	(100.0)%	$—	—%	$676	$—	NM
Gain recognized	—	—	—%	—	—%	—	—	—%

Loan Servicing Income. The following table presents information on loan servicing income for the periods indicated:

	Three Months Ended					Year Ended
($ in thousands)	12/31/2024	9/30/2024	% Change	12/31/2023	% Change	12/31/2024	12/31/2023	% Change
Loan servicing income
Servicing income received	$1,255	$1,264	(0.7)%	$1,290	(2.7)%	$5,130	$5,212	(1.6)%
Servicing assets amortization	(394)	(478)	(17.6)%	(539)	(26.9)%	(1,765)	(1,882)	(6.2)%
Loan servicing income	$861	$786	9.5%	$751	14.6%	$3,365	$3,330	1.1%
Underlying loans at end of period	$523,797	$527,062	(0.6)%	$532,231	(1.6)%	$523,797	$532,231	(1.6)%

The Company services SBA loans and certain residential property loans sold to the secondary market.

Noninterest Expense
The following table presents the components of noninterest expense for the periods indicated:

	Three Months Ended					Year Ended
($ in thousands)	12/31/2024	9/30/2024	% Change	12/31/2023	% Change	12/31/2024	12/31/2023	% Change
Salaries and employee benefits	$8,417	$8,801	(4.4)%	$8,397	0.2%	$35,661	$34,572	3.1%
Occupancy and equipment	2,198	2,261	(2.8)%	2,145	2.5%	9,117	7,924	15.1%
Professional fees	752	599	25.5%	898	(16.3)%	3,408	3,087	10.4%
Marketing and business promotion	582	667	(12.7)%	772	(24.6)%	1,886	2,327	(19.0)%
Data processing	205	397	(48.4)%	393	(47.8)%	1,499	1,552	(3.4)%
Director fees and expenses	227	226	0.4%	207	9.7%	906	756	19.8%
Regulatory assessments	322	309	4.2%	285	13.0%	1,256	1,103	13.9%
Other expense	1,191	1,342	(11.3)%	1,372	(13.2)%	6,290	4,736	32.8%
Total noninterest expense	$13,894	$14,602	(4.8)%	$14,469	(4.0)%	$60,023	$56,057	7.1%

Salaries and Employee Benefits. The decrease for the current quarter compared with the previous quarter was primarily due to decreases in salaries and vacation accruals and an increase in direct loan origination cost, which offsets and defers the recognition of salaries and benefits expense. The increase for the current year was primarily due to increases in salaries, bonus accrual, and incentives tied to sales of SBA loans originated at loan production offices, partially offset by a decrease in vacation accrual. The number of full-time equivalent employees was 262, 264 and 270 as of December 31, 2024, September 30, 2024 and December 31, 2023, respectively.
Occupancy and Equipment. The increases for the current quarter and year compared with the same periods of 2023 were primarily due to an expansion of headquarters location in the second half of 2023 and a relocation of a regional office and two branches into one location in Orange County, California in 2024.
Professional Fees. During the first half of 2024, the Company incurred additional professional fees related to a core system conversion, which was completed in April 2024.
Marketing and Business Promotion. The decrease for the current quarter compared with the previous and year-ago quarters were primarily due to a decrease in advertisements. The decrease for the current year compared to 2023 was primarily due to a higher, nonrecurring volume of advertisements in 2023 related to the Company’s 20th anniversary celebration.
Data processing. The decrease for the current quarter and year compared with the same periods of 2023 were primarily due to one-time new relationship credit from the core system conversion completed in April 2024.
Other Expense. The increase for the year was primarily due to a termination charge for the legacy core system of $508 thousand and an expense of $815 thousand for a reimbursement for an SBA loan guarantee previously paid by the SBA on a loan originated in 2014 that subsequently defaulted and was ultimately determined to be ineligible for the SBA guaranty during the second quarter of 2024. The Company has retained a law firm specializing in SBA recovery and intends to seek that SBA reconsider its decision so that the Company may recoup all or part of the reimbursement.

Balance Sheet (Unaudited)
Total assets were $3.06 billion at December 31, 2024, an increase of $174.1 million, or 6.0%, from $2.89 billion at September 30, 2024 and an increase of $274.5 million, or 9.8%, from $2.79 billion at December 31, 2023. The increases for the current quarter and year were primarily due to increases in loans held-for-investment and deferred tax assets.
Loans
The following table presents a composition of total loans (includes both loans held-for-sale and loans held-for-investment) as of the dates indicated:

($ in thousands)	12/31/2024	9/30/2024	% Change	12/31/2023	% Change
Commercial real estate:
Commercial property	$940,931	$874,824	7.6%	$855,270	10.0%
Business property	595,547	579,461	2.8%	558,772	6.6%
Multifamily	194,220	185,485	4.7%	132,500	46.6%
Construction	21,854	21,150	3.3%	24,843	(12.0)%
Total commercial real estate	1,752,552	1,660,920	5.5%	1,571,385	11.5%
Commercial and industrial	472,763	407,024	16.2%	342,002	38.2%
Consumer:
Residential mortgage	392,456	383,377	2.4%	389,420	0.8%
Other consumer	11,616	14,853	(21.8)%	20,645	(43.7)%
Total consumer	404,072	398,230	1.5%	410,065	(1.5)%
Loans held-for-investment	2,629,387	2,466,174	6.6%	2,323,452	13.2%
Loans held-for-sale	6,292	5,170	21.7%	5,155	22.1%
Total loans	$2,635,679	$2,471,344	6.6%	$2,328,607	13.2%

SBA loans included in:
Loans held-for-investment	$146,940	$142,819	2.9%	$145,603	0.9%
Loans held-for-sale	$6,292	$5,170	21.7%	$5,155	22.1%

The increase in loans held-for-investment for the current quarter was primarily due to new funding of term loans of $189.9 million and net increase of lines of credit of $57.6 million, partially offset by pay-downs and pay-offs of term loans of $83.8 million and charge-offs of $395 thousand. The increase for the current year was primarily due to new funding of term loans of $411.6 million and net increase of lines of credit of $163.6 million, partially offset by pay-downs and pay-offs of term loans of $267.8 million, charge-offs of $691 thousand, a loan transferred to loans held-for-sale of $676 thousand, and a loan transferred to OREO of $94 thousand.
The increase in loans held-for-sale for the current quarter was primarily due to new funding of $25.6 million, partially offset by sales of $24.5 million and pay-downs of $7 thousand. The increase for the current year was primarily due to new funding of $74.0 million and a loan transferred from loan held-for-investment of $676 thousand, partially offset by sales of $71.7 million and pay-downs of $1.8 million.

The following table presents a composition of off-balance sheet credit exposure as of the dates indicated:

($ in thousands)	12/31/2024	9/30/2024	% Change	12/31/2023	% Change
Commercial property	$8,888	$3,291	170.1%	$11,634	(23.6)%
Business property	11,058	12,441	(11.1)%	9,899	11.7%
Multifamily	—	—	—%	1,800	(100.0)%
Construction	14,423	17,810	(19.0)%	23,739	(39.2)%
Commercial and industrial	364,731	394,428	(7.5)%	351,025	3.9%
Other consumer	1,475	5,590	(73.6)%	3,421	(56.9)%
Total commitments to extend credit	400,575	433,560	(7.6)%	401,518	(0.2)%
Letters of credit	6,795	6,673	1.8%	6,583	3.2%
Total off-balance sheet credit exposure	$407,370	$440,233	(7.5)%	$408,101	(0.2)%

Credit Quality
The following table presents a summary of non-performing loans and assets, and classified assets as of the dates indicated:

($ in thousands)	12/31/2024	9/30/2024	% Change	12/31/2023	% Change
Nonaccrual loans
Commercial real estate:
Commercial property	$1,851	$1,633	13.3%	$958	93.2%
Business property	2,336	2,367	(1.3)%	2,865	(18.5)%
Multifamily	—	2,038	(100.0)%	—	—%
Total commercial real estate	4,187	6,038	(30.7)%	3,823	9.5%
Commercial and industrial	79	124	(36.3)%	68	16.2%
Consumer:
Residential mortgage	403	414	(2.7)%	—	NM
Other consumer	24	38	(36.8)%	25	(4.0)%
Total consumer	427	452	(5.5)%	25	1,608.0%
Total nonaccrual loans held-for-investment	4,693	6,614	(29.0)%	3,916	19.8%
Loans past due 90 days or more and still accruing	—	—	—%	—	—%
Non-performing loans (“NPLs”)	4,693	6,614	(29.0)%	3,916	19.8%
NPLs held-for-sale	—	—	—%	—	—%
Total NPLs	4,693	6,614	(29.0)%	3,916	19.8%
Other real estate owned (“OREO”)	—	466	(100.0)%	2,558	(100.0)%
Non-performing assets (“NPAs”)	$4,693	$7,080	(33.7)%	$6,474	(27.5)%
Loans past due and still accruing
Past due 30 to 59 days	$4,599	$2,973	54.7%	$1,394	229.9%
Past due 60 to 89 days	303	21	1,342.9%	34	791.2%
Past due 90 days or more	—	—	—%	—	—%
Total loans past due and still accruing	$4,902	$2,994	63.7%	$1,428	243.3%
Special mention loans	$5,034	$5,057	(0.5)%	$5,156	(2.4)%
Classified assets
Classified loans held-for-investment	$6,930	$8,860	(21.8)%	$7,000	(1.0)%
Classified loans held-for-sale	—	—	—%	—	—%
OREO	—	466	(100.0)%	2,558	(100.0)%
Classified assets	$6,930	$9,326	(25.7)%	$9,558	(27.5)%
NPLs to loans held-for-investment	0.18%	0.27%		0.17%
NPAs to total assets	0.15%	0.24%		0.23%
Classified assets to total assets	0.23%	0.32%		0.34%

Allowance for Credit Losses
The following table presents activities in ACL for the periods indicated:

	Three Months Ended					Year Ended
($ in thousands)	12/31/2024	9/30/2024	% Change	12/31/2023	% Change	12/31/2024	12/31/2023	% Change
ACL on loans
Balance at beginning of period	$28,930	$28,747	0.6%	$25,599	13.0%	$27,533	$24,942	10.4%
Impact of ASC 326 adoption	—	—	NM	—	NM	—	1,067	NM
Charge-offs	(395)	(111)	255.9%	(13)	2,938.5%	(691)	(132)	423.5%
Recoveries	49	101	(51.5)%	12	308.3%	298	1,159	(74.3)%
Provision for credit losses on loans	2,044	193	959.1%	1,935	5.6%	3,488	497	601.8%
Balance at end of period	$30,628	$28,930	5.9%	$27,533	11.2%	$30,628	$27,533	11.2%
Percentage to loans held-for-investment at end of period	1.16%	1.17%		1.19%		1.16%	1.19%
ACL on off-balance sheet credit exposure
Balance at beginning of period	$1,232	$1,375	(10.4)%	$1,514	(18.6)%	$1,277	$299	327.1%
Impact of ASC 326 adoption	—	—	NM	—	NM	—	1,607	NM
Reversal for credit losses on off-balance sheet credit exposure	(42)	(143)	(70.6)%	(237)	(82.3)%	(87)	(629)	(86.2)%
Balance at end of period	$1,190	$1,232	(3.4)%	$1,277	(6.8)%	$1,190	$1,277	(6.8)%

On January 1, 2023, the Company adopted the provisions of ASC 326 through the application of the modified retrospective transition approach. The initial adjustment to the ACL reflected the expected lifetime credit losses associated with the composition of financial assets within the scope of ASC 326 as of January 1, 2023, as well as management’s current expectation of future economic conditions. The Company recorded a net decrease of $1.9 million to the beginning balance of retained earnings as of January 1, 2023 for the cumulative effect adjustment, reflecting an initial adjustment to the ACL on loans of $1.1 million and the ACL on off-balance sheet credit exposures of $1.6 million, net of related deferred tax assets arising from temporary differences of $788 thousand.
Investment Securities
Total investment securities were $146.3 million at December 31, 2024, a decrease of $1.3 million, or 0.9%, from $147.6 million at September 30, 2024, but an increase of $3.0 million, or 2.1%, from $143.3 million at December 31, 2023. The decrease for the current quarter was primarily due to principal pay-downs of $5.9 million, net premium amortization of $36 thousand, and a fair value decrease of $4.1 million, partially offset by purchases of $8.7 million. The increase for the current year was primarily due to purchases of $23.5 million, partially offset by principal pay-downs of $19.8 million, net premium amortization of $159 thousand and a fair value decrease of $541 thousand.

Deposits
The following table presents the Company’s deposit mix as of the dates indicated:

	12/31/2024		9/30/2024		12/31/2023
($ in thousands)	Amount	% to Total	Amount	% to Total	Amount	% to Total
Noninterest-bearing demand deposits	$547,853	20.9%	$540,068	22.0%	$594,673	25.3%
Interest-bearing deposits
Savings	5,765	0.2%	5,718	0.2%	6,846	0.3%
NOW	13,761	0.5%	15,873	0.6%	16,825	0.7%
Retail money market accounts	447,360	17.1%	470,347	19.1%	397,531	16.8%
Brokered money market accounts	1	0.1%	1	0.1%	1	0.1%
Retail time deposits of
$250,000 or less	493,644	18.9%	492,430	20.0%	456,293	19.4%
More than $250,000	605,124	23.1%	580,166	23.6%	515,702	21.9%
State and brokered time deposits	502,283	19.2%	355,079	14.4%	363,741	15.5%
Total interest-bearing deposits	2,067,938	79.1%	1,919,614	78.0%	1,756,939	74.7%
Total deposits	$2,615,791	100.0%	$2,459,682	100.0%	$2,351,612	100.0%

Estimated total deposits not covered by deposit insurance	$1,036,451	39.6%	$1,042,366	42.4%	$954,591	40.6%

Total retail deposits were $2.11 billion at December 31, 2024, an increase of $8.9 million, or 0.4%, from $2.10 billion at September 30, 2024 and an increase of $125.6 million, or 6.3%, from $1.99 billion at December 31, 2023.
The increase in retail time deposits for the current quarter was primarily due to new accounts of $94.7 million, renewals of the matured accounts of $338.2 million and balance increases of $15.7 million, partially offset by matured and closed accounts of $422.5 million. The increase for the current year was primarily due to new accounts of $367.4 million, renewals of the matured accounts of $898.6 million and balance increases of $44.1 million, partially offset by matured and closed accounts of $1.18 billion.
Liquidity
The following table presents a summary of the Company’s liquidity position as of the dates indicated:

($ in thousands)	12/31/2024	12/31/2023	% Change
Cash and cash equivalents	$198,792	$242,342	(18.0)%
Cash and cash equivalents to total assets	6.5%	8.7%

Available borrowing capacity
FHLB advances	$722,439	$602,976	19.8%
Federal Reserve Discount Window	586,525	528,893	10.9%
Overnight federal funds lines	50,000	65,000	(23.1)%
Total	$1,358,964	$1,196,869	13.5%
Total available borrowing capacity to total assets	44.4%	42.9%

Shareholders’ Equity
Shareholders’ equity was $363.8 million at December 31, 2024, an increase of $1.5 million, or 0.4%, from $362.3 million at September 30, 2024 and an increase of $14.9 million, or 4.3%, from $348.9 million at December 31, 2023. The increase for the current quarter was primarily due to net income and proceeds from stock option exercises of $143 thousand, partially offset by an increase in accumulated other comprehensive loss of $2.9 million, cash dividends declared on common stock of $2.6 million and preferred stock dividends of $346 thousand. The increase for the current year was primarily due to net income and proceeds from stock option exercises of $353 thousand, partially offset by an increase in accumulated other comprehensive loss of $395 thousand, cash dividends declared on common stock of $10.3 million, preferred stock dividends of $834 thousand, and repurchase of common stock of $222 thousand.
Stock Repurchases
In 2023, the Company repurchased and retired 512,657 shares of common stock at a weighted-average price of $17.22, totaling $8.8 million. In 2024, the Company repurchased and retired 14,947 shares of common stock at a weighted-average price of $14.88, totaling $222 thousand. As of December 31, 2024, the Company is authorized to purchase 577,777 additional shares under its current stock repurchase program, which expires on August 2, 2025.
Series C Preferred Stock
On May 24, 2022, the Company issued 69,141 shares of Senior Non-Cumulative Perpetual Preferred Stock, Series C, liquidation preference of $1,000 per share (“Series C Preferred Stock”) for the capital investment of $69.1 million from the U.S. Treasury under the Emergency Capital Investment Program (“ECIP”). The ECIP investment is treated as tier 1 capital for regulatory capital purposes.
The Series C Preferred Stock bore no dividend for the first 24 months following the investment date. Thereafter, the dividend rate is determined quarterly based on the lending growth criteria listed in the terms of the ECIP investment with an annual dividend rate of up to 2%. After the tenth anniversary of the investment date, the dividend rate will be fixed based on the average annual amount of lending in years 2 through 10.
The Company began paying quarterly dividends on the Series C Preferred Stock at an annualized dividend rate of 2% in the second quarter of 2024. The dividends totaled $346 thousand and $834 thousand for the current quarter and year, respectively.
Capital Ratios
Historically, the Company has operated under the Federal Reserve’s Small Bank Holding Company Policy Statement, which exempts bank holding companies with total consolidated assets of less than $3.0 billion from the Federal Reserve’s risk-based- and leverage consolidated capital requirements. Because the Company’s total consolidated assets exceeded $3.0 billion as December 31, 2024, the Company is now subject to the Federal Reserve’s consolidated capital requirements. A bank holding company that crosses the $3.0 billion total consolidated assets threshold as of June 30 of a particular year is no longer permitted to file Federal Reserve reports as a small holding company beginning the following March. If the Company’s total assets exceed $3.0 billion as of June 30, 2025, the Company will not be eligible to file financial reports with the Federal Reserve as a small bank holding company beginning in March 2026. The following table presents capital ratios for the Company and the Bank as of the dates indicated:

	12/31/2024	9/30/2024	12/31/2023	Well Capitalized Minimum Requirements
PCB Bancorp
Common tier 1 capital (to risk-weighted assets)	11.44%	11.92%	12.23%	N/A
Total capital (to risk-weighted assets)	15.24%	15.88%	16.39%	N/A
Tier 1 capital (to risk-weighted assets)	14.04%	14.68%	15.16%	N/A
Tier 1 capital (to average assets)	12.45%	12.79%	13.43%	N/A
PCB Bank
Common tier 1 capital (to risk-weighted assets)	13.72%	14.33%	14.85%	6.5%
Total capital (to risk-weighted assets)	14.92%	15.54%	16.07%	10.0%
Tier 1 capital (to risk-weighted assets)	13.72%	14.33%	14.85%	8.0%
Tier 1 capital (to average assets)	12.16%	12.49%	13.16%	5.0%

About PCB Bancorp
PCB Bancorp is the bank holding company for PCB Bank, a California state chartered bank, offering a full suite of commercial banking services to small to medium-sized businesses, individuals and professionals, primarily in Southern California, and predominantly in Korean-American and other minority communities.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements. These forward-looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections and statements of our beliefs concerning future events, business plans, objectives, expected operating results and the assumptions upon which those statements are based. Forward-looking statements include without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and are typically identified with words such as “may,” “could,” “should,” “will,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “aim,” “intend,” “plan,” or words or phases of similar meaning. We caution that the forward-looking statements are based largely on our expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond our control, including but not limited to the health of the national and local economies including the impact on the Company and its customers resulting from any adverse developments in real estate markets and the level of, inflation and interest rates; the Company’s ability to maintain and grow its deposit base; loan demand and continued portfolio performance; the impact of adverse developments at other banks, including bank failures, that impact general sentiment regarding the stability and liquidity of banks that could affect the Company’s liquidity, financial performance and stock price; changes to valuations of the Company’s assets and liabilities including the allowance for credit losses, earning assets, and intangible assets; changes to the availability of liquidity sources including borrowing lines and the ability to pledge or sell certain assets; the Company's ability to attract and retain skilled employees; customers' service expectations; cyber security risks; the Company's ability to successfully deploy new technology; acquisitions and branch and loan production office expansions; operational risks including the ability to detect and prevent errors and fraud; the effectiveness of the Company’s enterprise risk management framework; litigation costs and outcomes; changes in laws, rules, regulations, or interpretations to which the Company is subject; the effects of severe weather events, pandemics, wildfires and other disasters, other public health crises, acts of war or terrorism, and other external events on our business. These and other important factors are detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and other filings the Company makes with the SEC, which are available without charge at the SEC’s website (http://www.sec.gov) and on the investor relations section of the Company’s website at www.mypcbbank.com. Actual results, performance or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise, except as required by law.
Contact:
Timothy Chang
Executive Vice President & Chief Financial Officer
213-210-2000

PCB Bancorp and Subsidiary
Consolidated Balance Sheets (Unaudited)
($ in thousands, except share and per share data)

	12/31/2024	9/30/2024	% Change	12/31/2023	% Change
Assets
Cash and due from banks	$27,100	$29,981	(9.6)%	$26,518	2.2%
Interest-bearing deposits in other financial institutions	171,692	163,083	5.3%	215,824	(20.4)%
Total cash and cash equivalents	198,792	193,064	3.0%	242,342	(18.0)%
Securities available-for-sale, at fair value	146,349	147,635	(0.9)%	143,323	2.1%
Loans held-for-sale	6,292	5,170	21.7%	5,155	22.1%
Loans held-for-investment	2,629,387	2,466,174	6.6%	2,323,452	13.2%
Allowance for credit losses on loans	(30,628)	(28,930)	5.9%	(27,533)	11.2%
Net loans held-for-investment	2,598,759	2,437,244	6.6%	2,295,919	13.2%
Premises and equipment, net	8,280	8,414	(1.6)%	5,999	38.0%
Federal Home Loan Bank and other bank stock	14,042	14,042	—%	12,716	10.4%
Other real estate owned, net	—	466	(100.0)%	2,558	(100.0)%
Bank-owned life insurance	31,766	31,520	0.8%	30,817	3.1%
Deferred tax assets, net	7,249	—	NM	—	NM
Servicing assets	5,837	5,902	(1.1)%	6,666	(12.4)%
Operating lease assets	17,254	17,932	(3.8)%	18,913	(8.8)%
Accrued interest receivable	10,466	9,896	5.8%	9,468	10.5%
Other assets	18,885	18,548	1.8%	15,630	20.8%
Total assets	$3,063,971	$2,889,833	6.0%	$2,789,506	9.8%
Liabilities
Deposits
Noninterest-bearing demand	$547,853	$540,068	1.4%	$594,673	(7.9)%
Savings, NOW and money market accounts	466,887	491,939	(5.1)%	421,203	10.8%
Time deposits of $250,000 or less	935,927	787,509	18.8%	760,034	23.1%
Time deposits of more than $250,000	665,124	640,166	3.9%	575,702	15.5%
Total deposits	2,615,791	2,459,682	6.3%	2,351,612	11.2%
Other short-term borrowings	15,000	—	NM	—	NM
Federal Home Loan Bank advances	—	—	—%	39,000	(100.0)%
Deferred tax liabilities, net	—	1,168	(100.0)%	876	(100.0)%
Operating lease liabilities	18,671	19,301	(3.3)%	20,137	(7.3)%
Accrued interest payable and other liabilities	50,695	47,382	7.0%	29,009	74.8%
Total liabilities	2,700,157	2,527,533	6.8%	2,440,634	10.6%
Commitments and contingent liabilities
Shareholders’ equity
Preferred stock	69,141	69,141	—%	69,141	—%
Common stock	143,195	142,926	0.2%	142,563	0.4%
Retained earnings	160,797	156,680	2.6%	146,092	10.1%
Accumulated other comprehensive loss, net	(9,319)	(6,447)	44.5%	(8,924)	4.4%
Total shareholders’ equity	363,814	362,300	0.4%	348,872	4.3%
Total liabilities and shareholders’ equity	$3,063,971	$2,889,833	6.0%	$2,789,506	9.8%

Outstanding common shares	14,380,651	14,266,725		14,260,440
Book value per common share (1)	$25.30	$25.39		$24.46
TCE per common share (2)	$20.49	$20.55		$19.62
Total loan to total deposit ratio	100.76%	100.47%		99.02%
Noninterest-bearing deposits to total deposits	20.94%	21.96%		25.29%

(1)The ratios are calculated by dividing total shareholders’ equity by the number of outstanding common shares. The Company did not have any intangible equity components for the presented periods.
(2)Non-GAAP. See “Non-GAAP Measures” for reconciliation of this measure to its most comparable GAAP measure.

PCB Bancorp and Subsidiary
Consolidated Statements of Income (Unaudited)
($ in thousands, except share and per share data)

	Three Months Ended					Year Ended
	12/31/2024	9/30/2024	% Change	12/31/2023	% Change	12/31/2024	12/31/2023	% Change
Interest and dividend income
Loans, including fees	$42,309	$42,115	0.5%	$37,189	13.8%	$164,301	$136,029	20.8%
Investment securities	1,388	1,384	0.3%	1,271	9.2%	5,328	4,679	13.9%
Other interest-earning assets	2,622	2,499	4.9%	2,491	5.3%	11,188	10,469	6.9%
Total interest income	46,319	45,998	0.7%	40,951	13.1%	180,817	151,177	19.6%
Interest expense
Deposits	22,927	23,057	(0.6)%	18,728	22.4%	90,487	62,165	45.6%
Other borrowings	228	222	2.7%	299	(23.7)%	1,713	508	237.2%
Total interest expense	23,155	23,279	(0.5)%	19,027	21.7%	92,200	62,673	47.1%
Net interest income	23,164	22,719	2.0%	21,924	5.7%	88,617	88,504	0.1%
Provision (reversal) for credit losses	2,002	50	3,904.0%	1,698	17.9%	3,401	(132)	NM
Net interest income after provision (reversal) for credit losses	21,162	22,669	(6.6)%	20,226	4.6%	85,216	88,636	(3.9)%
Noninterest income
Gain on sale of loans	1,161	750	54.8%	803	44.6%	3,752	3,570	5.1%
Service charges and fees on deposits	404	399	1.3%	391	3.3%	1,545	1,475	4.7%
Loan servicing income	861	786	9.5%	751	14.6%	3,365	3,330	1.1%
Bank-owned life insurance income	246	239	2.9%	202	21.8%	949	753	26.0%
Other income	371	446	(16.8)%	356	4.2%	1,482	1,555	(4.7)%
Total noninterest income	3,043	2,620	16.1%	2,503	21.6%	11,093	10,683	3.8%
Noninterest expense
Salaries and employee benefits	8,417	8,801	(4.4)%	8,397	0.2%	35,661	34,572	3.1%
Occupancy and equipment	2,198	2,261	(2.8)%	2,145	2.5%	9,117	7,924	15.1%
Professional fees	752	599	25.5%	898	(16.3)%	3,408	3,087	10.4%
Marketing and business promotion	582	667	(12.7)%	772	(24.6)%	1,886	2,327	(19.0)%
Data processing	205	397	(48.4)%	393	(47.8)%	1,499	1,552	(3.4)%
Director fees and expenses	227	226	0.4%	207	9.7%	906	756	19.8%
Regulatory assessments	322	309	4.2%	285	13.0%	1,256	1,103	13.9%
Other expense	1,191	1,342	(11.3)%	1,372	(13.2)%	6,290	4,736	32.8%
Total noninterest expense	13,894	14,602	(4.8)%	14,469	(4.0)%	60,023	56,057	7.1%
Income before income taxes	10,311	10,687	(3.5)%	8,260	24.8%	36,286	43,262	(16.1)%
Income tax expense	3,281	2,873	14.2%	2,352	39.5%	10,476	12,557	(16.6)%
Net income	7,030	7,814	(10.0)%	5,908	19.0%	25,810	30,705	(15.9)%
Preferred stock dividends	346	346	—%	—	NM	834	—	NM
Net income available to common shareholders	$6,684	$7,468	(10.5)%	$5,908	13.1%	$24,976	$30,705	(18.7)%
Earnings per common share
Basic	$0.47	$0.52		$0.41		$1.75	$2.14
Diluted	$0.46	$0.52		$0.41		$1.74	$2.12
Average common shares
Basic	14,254,584	14,241,014		14,223,831		14,242,057	14,301,691
Diluted	14,406,756	14,356,384		14,316,581		14,342,361	14,417,938
Dividend paid per common share	$0.18	$0.18		$0.18		$0.72	$0.69
Return on average assets (1)	0.94%	1.08%		0.89%		0.90%	1.20%
Return on average shareholders’ equity (1)	7.69%	8.70%		6.82%		7.26%	9.02%
Return on average TCE (1), (2)	9.02%	10.31%		8.54%		8.72%	11.31%
Efficiency ratio (3)	53.02%	57.63%		59.23%		60.20%	56.52%

(1)Ratios are presented on an annualized basis.
(2)Non-GAAP. See “Non-GAAP Measures” for reconciliation of this measure to its most comparable GAAP measure.
(3)The ratios are calculated by dividing noninterest expense by the sum of net interest income and noninterest income.

PCB Bancorp and Subsidiary
Average Balance, Average Yield, and Average Rate (Unaudited)
($ in thousands)

	Three Months Ended
	12/31/2024			9/30/2024			12/31/2023
	Average Balance	Interest Income/ Expense	Avg. Yield/Rate(6)	Average Balance	Interest Income/ Expense	Avg. Yield/Rate(6)	Average Balance	Interest Income/ Expense	Avg. Yield/Rate(6)
Assets
Interest-earning assets
Total loans (1)	$2,538,310	$42,309	6.63%	$2,456,015	$42,115	6.82%	$2,242,457	$37,189	6.58%
Mortgage-backed securities	113,231	1,030	3.62%	111,350	1,000	3.57%	100,500	855	3.38%
Collateralized mortgage obligation	21,819	228	4.16%	22,661	244	4.28%	23,970	259	4.29%
SBA loan pool securities	6,253	62	3.94%	6,571	69	4.18%	7,453	81	4.31%
Municipal bonds (2)	2,440	21	3.42%	2,698	24	3.54%	3,110	29	3.70%
Corporate bonds	4,200	47	4.45%	4,248	47	4.40%	4,194	47	4.45%
Other interest-earning assets	207,234	2,622	5.03%	175,711	2,499	5.66%	175,336	2,491	5.64%
Total interest-earning assets	2,893,487	46,319	6.37%	2,779,254	45,998	6.58%	2,557,020	40,951	6.35%
Noninterest-earning assets
Cash and due from banks	23,639			24,098			23,034
ACL on loans	(28,833)			(28,797)			(25,663)
Other assets	92,348			92,152			87,759
Total noninterest-earning assets	87,154			87,453			85,130
Total assets	$2,980,641			$2,866,707			$2,642,150
Liabilities and Shareholders’ Equity
Interest-bearing liabilities
Deposits
NOW and money market accounts	$479,238	4,479	3.72%	$496,158	5,129	4.11%	$450,408	4,418	3.89%
Savings	5,952	4	0.27%	6,204	4	0.26%	6,947	4	0.23%
Time deposits	1,501,711	18,444	4.89%	1,390,644	17,924	5.13%	1,192,777	14,306	4.76%
Total interest-bearing deposits	1,986,901	22,927	4.59%	1,893,006	23,057	4.85%	1,650,132	18,728	4.50%
Other borrowings	17,946	228	5.05%	15,848	222	5.57%	21,000	299	5.65%
Total interest-bearing liabilities	2,004,847	23,155	4.59%	1,908,854	23,279	4.85%	1,671,132	19,027	4.52%
Noninterest-bearing liabilities
Noninterest-bearing demand	543,971			534,761			577,894
Other liabilities	67,995			65,716			49,389
Total noninterest-bearing liabilities	611,966			600,477			627,283
Total liabilities	2,616,813			2,509,331			2,298,415
Total shareholders’ equity	363,828			357,376			343,735
Total liabilities and shareholders’ equity	$2,980,641			$2,866,707			$2,642,150
Net interest income		$23,164			$22,719			$21,924
Net interest spread (3)			1.78%			1.73%			1.83%
Net interest margin (4)			3.18%			3.25%			3.40%
Total deposits	$2,530,872	$22,927	3.60%	$2,427,767	$23,057	3.78%	$2,228,026	$18,728	3.33%
Total funding (5)	$2,548,818	$23,155	3.61%	$2,443,615	$23,279	3.79%	$2,249,026	$19,027	3.36%

(1)Total loans include both loans held-for-sale and loans held-for-investment.
(2)The yield on municipal bonds has not been computed on a tax-equivalent basis.
(3)Net interest spread is calculated by subtracting average rate on interest-bearing liabilities from average yield on interest-earning assets.
(4)Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets.
(5)Total funding is the sum of interest-bearing liabilities and noninterest-bearing deposits. The cost of total funding is calculated as annualized total interest expense divided by average total funding.
(6)Annualized.

PCB Bancorp and Subsidiary
Average Balance, Average Yield, and Average Rate (Unaudited)
($ in thousands)

	Year Ended
	12/31/2024			12/31/2023
	Average Balance	Interest Income/ Expense	Avg. Yield/Rate	Average Balance	Interest Income/ Expense	Avg. Yield/Rate
Assets
Interest-earning assets
Total loans (1)	$2,445,080	$164,301	6.72%	$2,137,851	$136,029	6.36%
Mortgage-backed securities	107,768	3,780	3.51%	98,903	3,001	3.03%
Collateralized mortgage obligation	22,806	975	4.28%	25,466	1,039	4.08%
SBA loan pool securities	6,756	283	4.19%	8,166	325	3.98%
Municipal bonds (2)	2,917	102	3.50%	3,788	126	3.33%
Corporate bonds	4,208	188	4.47%	4,273	188	4.40%
Other interest-earning assets	203,279	11,188	5.50%	198,809	10,469	5.27%
Total interest-earning assets	2,792,814	180,817	6.47%	2,477,256	151,177	6.10%
Noninterest-earning assets
Cash and due from banks	23,044			21,565
ACL on loans	(28,397)			(25,495)
Other assets	90,425			76,433
Total noninterest-earning assets	85,072			72,503
Total assets	$2,877,886			$2,549,759
Liabilities and Shareholders’ Equity
Interest-bearing liabilities
Deposits
NOW and money market accounts	$475,754	19,149	4.02%	$470,750	16,190	3.44%
Savings	6,312	16	0.25%	7,499	18	0.24%
Time deposits	1,410,878	71,322	5.06%	1,059,985	45,957	4.34%
Total interest-bearing deposits	1,892,944	90,487	4.78%	1,538,234	62,165	4.04%
Other borrowings	31,033	1,713	5.52%	9,192	508	5.53%
Total interest-bearing liabilities	1,923,977	92,200	4.79%	1,547,426	62,673	4.05%
Noninterest-bearing liabilities
Noninterest-bearing demand	539,263			629,774
Other liabilities	59,026			32,051
Total noninterest-bearing liabilities	598,289			661,825
Total liabilities	2,522,266			2,209,251
Total shareholders’ equity	355,620			340,508
Total liabilities and shareholders’ equity	$2,877,886			$2,549,759
Net interest income		$88,617			$88,504
Net interest spread (3)			1.68%			2.05%
Net interest margin (4)			3.17%			3.57%
Total deposits	$2,432,207	$90,487	3.72%	$2,168,008	$62,165	2.87%
Total funding (5)	$2,463,240	$92,200	3.74%	$2,177,200	$62,673	2.88%

(1)Total loans include both loans held-for-sale and loans held-for-investment.
(2)The yield on municipal bonds has not been computed on a tax-equivalent basis.
(3)Net interest spread is calculated by subtracting average rate on interest-bearing liabilities from average yield on interest-earning assets.
(4)Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets.
(5)Total funding is the sum of interest-bearing liabilities and noninterest-bearing deposits. The cost of total funding is calculated as annualized total interest expense divided by average total funding.

PCB Bancorp and Subsidiary
Non-GAAP Measures
($ in thousands)
Return on average tangible common equity, tangible common equity per common share and tangible common equity to total assets ratios
The Company's TCE is calculated by subtracting preferred stock from shareholders’ equity. The Company does not have any intangible assets for the presented periods. Return on average TCE, TCE per common share, and TCE to total assets constitute supplemental financial information determined by methods other than in accordance with GAAP. These non-GAAP measures are used by management in its analysis of the Company's performance. These non-GAAP measures should not be viewed as substitutes for results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP measures that may be presented by other companies. The following tables provide reconciliations of the non-GAAP measures with financial measures defined by GAAP.

($ in thousands)		Three Months Ended			Year Ended
		12/31/2024	9/30/2024	12/31/2023	12/31/2024	12/31/2023
Average total shareholders' equity	(a)	$363,828	$357,376	$343,735	$355,620	$340,508
Less: average preferred stock	(b)	69,141	69,141	69,141	69,141	69,141
Average TCE	(c)=(a)-(b)	$294,687	$288,235	$274,594	$286,479	$271,367
Net income	(d)	$7,030	$7,814	$5,908	$25,810	$30,705
Return on average shareholder's equity (1)	(d)/(a)	7.69%	8.70%	6.82%	7.26%	9.02%
Net income available to common shareholders	(e)	$6,684	$7,468	$5,908	$24,976	$30,705
Return on average TCE (1)	(e)/(c)	9.02%	10.31%	8.54%	8.72%	11.31%

(1) Annualized.

($ in thousands, except per share data)		12/31/2024	9/30/2024	12/31/2023
Total shareholders' equity	(a)	$363,814	$362,300	$348,872
Less: preferred stock	(b)	69,141	69,141	69,141
TCE	(c)=(a)-(b)	$294,673	$293,159	$279,731
Outstanding common shares	(d)	14,380,651	14,266,725	14,260,440
Book value per common share	(a)/(d)	$25.30	$25.39	$24.46
TCE per common share	(c)/(d)	$20.49	$20.55	$19.62
Total assets	(e)	$3,063,971	$2,889,833	$2,789,506
Total shareholders' equity to total assets	(a)/(e)	11.87%	12.54%	12.51%
TCE to total assets	(c)/(e)	9.62%	10.14%	10.03%